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                                 Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for notes 9 and 12, as to which the date is _________, 2000) in the Registration Statement (Form S-1 No. 333-37778) and related Prospectus of California Pizza Kitchen, Inc. and
Subsidiaries dated July 10, 2000.


Woodland Hills, California
July __, 2000

________________________________________________________________________________

The foregoing consent is in the form that it will be signed upon the approval of a one for two reverse stock split described in note 12 to the consolidated financial statements.

                                         /s/ Ernst & Young LLP


Woodland Hills, California
July 10, 2000